Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

by and among

CLAYTON WILLIAMS ENERGY, INC.

and

THE PURCHASERS NAMED ON SCHEDULE A HERETO

July 22, 2016

i

ii

Schedule A —	List of Purchasers and Aggregate Commitment Amount
Schedule B —	Subsidiaries

Exhibit A —	Form of Stockholder Agreement
Exhibit B —	Form of Opinion of Company Counsel

iii

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT, dated as of July 22, 2016 (this “Agreement”), is by and among CLAYTON WILLIAMS ENERGY, INC., a Delaware corporation (the “Company”), and each of the purchasers listed on Schedule A hereto (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company desires to issue and sell to the Purchasers, and each Purchaser desires to purchase from the Company, certain shares of the Company’s common stock, par value $0.10 per share (the “Common Shares”) in accordance with the provisions of this Agreement;

WHEREAS, at Closing (as defined below), the Company and the Purchasers will enter into a Stockholder Agreement (the “Stockholder Agreement”) in the form attached hereto as Exhibit A, pursuant to which the Company will provide the Purchasers with certain board nomination rights with respect to the Common Shares acquired pursuant hereto and pursuant to which the Company and the Purchasers will make certain other agreements;

WHEREAS, in connection with the transactions contemplated by this Agreement, the board of directors of the Company and the requisite holders of Preferred Stock (as defined below) have approved an increase in the size of the board of directors of the Company from seven to nine directors, such increase to be effective as of the Closing;

WHEREAS, the Company is party to that certain Credit Agreement dated as of March 8, 2016, among the Company, certain subsidiaries of the Company, as guarantors, certain affiliates of the Purchasers and the other financial institutions party thereto from time to time, as lenders, and Wilmington Trust, National Association, as administrative agent (as amended by the certain Amendment No. 1 to Credit Agreement entered into on March 15, 2016 and as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the transactions contemplated by this Agreement, the Company, certain subsidiaries of the Company, as guarantors, certain affiliates of the Purchasers and the other financial institutions party thereto from time to time, as lenders, and Wilmington Trust, National Association, as administrative agent, have entered into an amendment to the Credit Agreement (the “Credit Agreement Amendment”), such amendment to be effective as of the Closing, pursuant to which the lenders agree to the consent and waiver of certain matters relating to the use of proceeds from the transactions contemplated by this Agreement and certain other transactions; and

WHEREAS, concurrent with the execution of this Agreement and in connection with the transactions contemplated by this Agreement, the Company has received a written consent delivered by holders of a majority of the Common Shares of the Company irrevocably approving the transactions contemplated by this Agreement (the “Company Stockholder Approval”).

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each of the Purchasers, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1                          Definitions.  As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning specified in the introductory paragraph.

“Antitrust Laws” means, collectively, (a) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (b) the Sherman Antitrust Act of 1890, as amended; (c) the Clayton Act of 1914, as amended; (d) the Federal Trade Commission Act of 1914, as amended; (e) any other applicable Law designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade; and (f) any applicable Law that requires one or more parties to certain transactions to submit notice or information to a Governmental Authority charged with enforcing any applicable Law identified in clause (e) of this definition.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the state of New York are authorized or required by Law or other governmental action to close.

“Closing” has the meaning specified in Section 2.2.

“Closing Date” has the meaning specified in Section 2.2.

“Commission” means the United States Securities and Exchange Commission.

“Company” has the meaning specified in the introductory paragraph.

“Company Financial Statements” has the meaning specified in Section 3.8.

“Company Related Parties” has the meaning specified in Section 6.2.

“Company SEC Documents” has the meaning specified in Section 3.8.

“Company Stockholder Approval” has the meaning specified in the recitals.

“Common Share Price” means $29.6965.

“Common Shares” has the meaning specified in the recitals.

“Credit Agreement” has the meaning specified in the recitals.

“Credit Agreement Amendment” has the meaning specified in the recitals.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“Environmental Laws” has the meaning specified in Section 3.10.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the Commission promulgated thereunder.

“FCPA” has the meaning specified in Section 3.13.

“GAAP” has the meaning specified in Section 3.9.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s Property.  Unless otherwise specified, all references to Governmental Authority herein with respect to the Company mean a Governmental Authority having jurisdiction over the Company, its Subsidiaries or any of their respective Properties.

“Indemnified Party” has the meaning specified in Section 6.3.

“Indemnifying Party” has the meaning specified in Section 6.3.

“Information Statement” has the meaning specified in Section 5.2.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Losses” has the meaning specified in Section 6.1.

“Material Adverse Effect” means any change, event, development, circumstance, condition, occurrence or effect that, individually or in the aggregate, has a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, but none of the following changes, events, developments, conditions, occurrences or effects (either alone or in combination) will be taken into account for purposes of determining whether a Material Adverse Effect has occurred: (a) changes in the general economic, financial, credit or securities markets (b) changes in general economic conditions in the oil and gas exploration and production industry as a result of changes in the price of oil or natural gas; (c) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism; (d) any hurricane, tornado, flood, earthquake or other natural disaster or any pandemic; (e) any changes in accounting requirements or principles imposed upon the Company and its Subsidiaries or their respective businesses or any changes in GAAP (or authoritative interpretation of GAAP); (f) any change in the market price or trading volume of the Common Shares (it being understood and agreed that the exception in this clause (f) shall not preclude any Party from asserting that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such change should be deemed to constitute, or be taken into account in determining whether there has been a Material Adverse Effect); and (g) changes in any Laws or regulations applicable to the Company or its Subsidiaries or the industries in which they operates or the interpretations thereof; provided, however, that any change, event, development, circumstance, condition, occurrence or effect referred to in clauses (a), (b), (c), (d) or (g) will be taken into account for purposes of determining whether a Material Adverse Effect has occurred if and to the extent that such change, event, development, circumstance, condition, occurrence or effect disproportionately affects the Company and its Subsidiaries, taken as a whole, as compared to other similarly situated Persons operating in the industries in which the Company and its Subsidiaries operate.

“Money Laundering Laws” has the meaning specified in Section 3.14.

“NYSE” means The New York Stock Exchange, Inc.

“OFAC” has the meaning specified in Section 3.15.

“Operative Documents” means, collectively, this Agreement and the Stockholder Agreement, and any amendments, supplements, continuations or modifications thereto.

“Outside Date” has the meaning specified in Section 7.9(b).

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other form of entity.

“Preferred Stock” has the meaning specified in Section 3.2.

“Press Release” has the meaning specified in Section 5.1(b).

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” means, with respect to a particular Purchaser, the portion of the aggregate amount set forth on Schedule A hereto under the column titled “Purchase Price” set forth opposite such Purchaser’s name on the Allocation Schedule.

“Purchased Shares” means, with respect to a particular Purchaser, the portion of the aggregate number of Common Shares set forth on Schedule A hereto under the column titled “Aggregate Shares of Common Stock” opposite such Purchaser’s name on the Allocation Schedule.

“Purchaser” and “Purchasers” have the meanings specified in the introductory paragraph.

“Purchaser Related Parties” has the meaning specified in Section 6.1.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated March 15, 2016, between the Company and the sellers listed on Schedule I attached thereto.

“Representatives” of any Person means the Affiliates, officers, directors, managers, employees, agents, counsel, accountants, investment bankers, investment advisers and other representatives of such Person.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the Commission promulgated thereunder.

“Short Sales” means, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and forward sale contracts, options, puts, calls, short sales, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements, and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

“Stockholder Agreement” has the meaning specified in the recitals hereto.

“Subsidiary” has the meaning set forth in Rule 405 of the rules and regulations promulgated under the Securities Act.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.1                          Sale and Purchase.  Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to the Purchasers and each Purchaser hereby agrees to purchase from the Company, its respective Purchased Shares, and each Purchaser agrees to pay the Company the Common Share Price for each Purchased Share.

Section 2.2                          Closing.  Pursuant to the terms of this Agreement, the consummation of the purchase and sale of the Purchased Shares hereunder (the “Closing”) shall take place at the offices of Vinson & Elkins L.L.P., 2801 Via Fortuna, Suite 100, Austin, Texas

78746 at 9:00 a.m. (Central Time) on the date that all conditions set forth in Sections 2.3 and 2.4 have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at Closing), or at such other time as the Company and Purchasers representing a majority of the aggregate Purchase Prices determine (the date of such closing, the “Closing Date”).  At least two Business Days prior to the Closing Date, the Purchasers shall deliver to the Company a schedule setting forth, with respect to a particular Purchaser, (a) the portion of the aggregate amount set forth on Schedule A hereto under the column titled “Purchase Price” to be purchased by such Purchaser and (b) the portion (which must be a whole number) of the aggregate number of Common Shares set forth on Schedule A hereto under the column titled “Aggregate Shares of Common Stock” to be purchased by such Purchaser (such schedule the “Allocation Schedule”), and the aggregate number of Purchase Shares and amount of Purchase Price with respect to the Purchasers set forth on the Allocation Schedule shall be equal to the “Aggregate Shares of Common Stock” and “Aggregate Purchase Price” set forth on Schedule A hereto.  The parties agree that the Closing may occur via delivery of facsimiles or photocopies of the Operative Documents and the closing deliverables contemplated hereby and thereby.  Unless otherwise provided herein, all proceedings to be taken and all documents to be executed and delivered by all parties at the Closing will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken.

Section 2.3                          Each Purchaser’s Conditions.  The obligation of each Purchaser to consummate the purchase of its Purchased Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing with respect to its Purchased Shares, in whole or in part, to the extent permitted by applicable Law):

(a)                                 the Company shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Company on or prior to the Closing Date;

(b)                                 (i) the representations and warranties of the Company that are either (x) set forth in Sections 3.1, 3.2, and 3.5 or (y) qualified by materiality or a Material Adverse Effect, shall be true and correct when made and as of the Closing Date and (ii) all other representations and warranties of the Company shall be true and correct in all material respects when made and as of the Closing Date, in each case as though made at and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct as of such date only);

(c)                                  the NYSE shall have authorized, upon official notice of issuance, the listing of the Purchased Shares;

(d)                                 no notice of delisting from the NYSE shall have been received by the Company with respect to the Common Shares;

(e)                                  the Company Stockholder Approval shall have been obtained, and the Company shall have notified its stockholders of the Company Stockholder Approval pursuant to the DGCL;

(f)                                   the Information Statement shall have been cleared by the Commission and shall have been sent to the stockholders of the Company entitled to notice thereof (in accordance with Regulation 14C of the Exchange Act) at least 20 days prior to the Closing Date;

(g)                                  the Company shall have provided evidence of all necessary approvals or waivers required under its existing debt documentation to ensure that no default or acceleration under such debt documentation is caused by the consummation of the transactions contemplated by this Agreement;

(h)                                 the filings of the Company and each Purchaser pursuant to the Antitrust Laws, if any, shall have been made and the applicable waiting period and any extensions thereof shall have expired or been terminated;

(i)                                     from the date of this Agreement through the Closing Date, no event or circumstance shall have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

(j)                                    no Law, judgment, injunction, order, ruling, or decree shall have been enacted, promulgated, entered, or enforced by any Governmental Authority which would prohibit the consummation of the transactions contemplated by this Agreement, and there shall be no legal proceeding or action pending or threatened by any Governmental Authority that seeks to enact, issue, promulgate, enforce, or enter into any such Law, judgment, injunction, order, ruling, or decree or that seeks to enjoin or prohibit the consummation of the transactions contemplated hereby;

(k)                                 the Company shall not have filed for bankruptcy;

(l)                                     the Purchasers, shall have received an opinion from Vinson & Elkins LLP, counsel for the Company, dated the Closing Date, in the form attached as Exhibit B hereto;

(m)                             the Chief Executive Officer or Chief Financial Officer of the Company shall have delivered to the Purchasers, at the Closing a certificate stating that the conditions specified in Section 2.3(a) and Section 2.3(b) hereof have been fulfilled; and

(n)                                 the Company shall have delivered, or caused to be delivered, to the Purchasers, at the Closing, the Company’s closing deliveries described in Section 2.5.

Section 2.4                          Company’s Conditions.  The obligation of the Company to consummate the issuance and sale of the Purchased Shares to the Purchasers shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to all Purchasers (any or all of which may be waived by the Company in writing, in whole or in part, to the extent permitted by applicable Law):

(a)                                 (i) the representations and warranties of such Purchaser set forth in Section 4.5, 4.6 and 4.7 shall be true and correct when made and as of the Closing Date and (ii) the representations and warranties of such Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date (except that representations of such Purchaser made as of a specific date shall be required to be true and correct as of such date only);

(b)                                 each Purchaser shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by that Purchaser on or prior to the Closing Date;

(c)                                  the Company shall have notified its stockholders of the Company Stockholder Approval pursuant to the DGCL, and the Information Statement shall have been cleared by the Commission and shall have been sent to the stockholders of the Company entitled to notice thereof (in accordance with Regulation 14C of the Exchange Act) at least 20 days prior to the Closing Date;

(d)                                 the filings of the Company and each Purchaser pursuant to the Antitrust Laws, if any, shall have been made and the applicable waiting period and any extensions thereof shall have expired or been terminated;

(e)                                  no Law, judgment, injunction, order, ruling, or decree shall have been enacted, promulgated, entered, or enforced by any Governmental Authority which would prohibit the consummation of the transactions contemplated by this Agreement, and there shall be no legal proceeding or action pending or threatened by any Governmental Authority that seeks to enact, issue, promulgate, enforce, or enter into any such Law, judgment, injunction, order, ruling, or decree or that seeks to enjoin or prohibit the consummation of the transactions contemplated hereby;

(f)                                   a senior executive officer of an affiliate of the Purchasers shall have delivered to the Company at the Closing a certificate stating that the conditions specified in Section 2.4(a) and Section 2.4(b) hereof have been fulfilled; and

(g)                                  each Purchaser shall have delivered, or caused to be delivered, to the Company at the Closing such Purchaser’s closing deliveries described in Section 2.6.

Section 2.5                          Deliveries by the Company.  Upon the terms and subject to the conditions of this Agreement, at the Closing, the Company will deliver (or cause to be delivered) the following:

(a)                                 evidence of the Purchased Shares credited to book-entry accounts maintained by the Company’s transfer agent, bearing the legend or restrictive notation set forth in Section 4.10, free and clear of any Liens, other than transfer restrictions under applicable federal and state securities laws;

(b)                                 a certificate of the Secretary of State of the State of Delaware, dated a recent date, to the effect that the Company is in good standing;

(c)                                  a cross receipt executed by the Company and delivered to such Purchaser certifying that it has received the Purchase Price from such Purchaser as of the Closing Date;

(d)                                 the Stockholder Agreement, which shall have been duly executed by the Company;

(e)                                  the certificate referenced in Section 2.3(m) hereof; and

(f)                                   a certificate of the Secretary or Assistant Secretary of the Company, certifying as to (1) the Second Amended and Restated Certificate of Incorporation of the Company, as amended, and the Corporate Bylaws of the Company, as amended, (2) board resolutions authorizing the execution and delivery of the Operative Documents and the consummation of the transactions contemplated thereby, including the issuance of the Purchased Shares, (3) the Company Stockholder Approval and (4) the incumbency of the officers authorized to execute the Operative Documents, setting forth the name and title and bearing the signatures of such officers.

Section 2.6                          Purchaser Deliveries.  Upon the terms and subject to the conditions of this Agreement, at the Closing, each Purchaser will deliver (or cause to be delivered) the following:

(a)                                 the Purchase Price payable by such Purchaser in accordance with the Allocation Schedule, by wire transfer of immediately available funds;

(b)                                 a Form W-9 executed by such Purchaser;

(c)                                  the Stockholder Agreement, which shall have been duly executed by such Purchaser;

(d)                                 a cross-receipt executed by such Purchaser and delivered to the Company certifying that such Purchaser has received the Purchased Shares from the Company on the Closing Date; and

(e)                                  the certificate referenced in Section 2.4(f).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser as follows:

Section 3.1                          Existence.  The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct the businesses in which it is currently engaged and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.2                          Capitalization.

(a)                                 The authorized capital stock of the Company consists of (i) 3,000,000 shares of preferred stock, par value $0.10 per share (“Preferred Stock”), and (ii) 30,000,000 shares of Common Shares. As of the close of business on July 22, 2016, there were (i) 3,500 shares of Preferred Stock outstanding and (ii) 12,169,536 shares of Common Shares outstanding. All issued and outstanding shares of Preferred Stock and Common Shares have been duly authorized and validly issued and are fully paid and nonassessable.

(b)                                 As of the close of business on July 22, 2016, the Company has reserved an aggregate of 1,400,000 shares of Common Shares for issuance pursuant to the Company’s Long-Term Incentive Plan, under which (i) no shares have been issued and are reflected in the currently outstanding Common Shares, and (ii) 1,400,000 shares remain available for future grant.

(c)                                  As of the close of business on July 22, 2016, the Company has authorized and reserved for issuance an aggregate of 2,251,364 shares of Common Shares pursuant to the exercise of warrants granted to funds managed by Ares Management, L.P., as further disclosed in the Company SEC Documents.

Section 3.3                          Subsidiaries.  As of the date hereof, the entities listed on Schedule B hereto are the only direct or indirect Subsidiaries of the Company. As of the date hereof, each such Subsidiary has been duly incorporated or formed and is existing and in good standing under the laws of the jurisdiction of its incorporation or formation, with corporate, limited liability company, limited partnership, or other similar power and authority to own its properties and conduct businesses in which it is currently engaged; and each Subsidiary listed on Schedule B hereto is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interests of each such Subsidiary has been duly authorized and validly issued and, in the case of any such corporation, is fully paid and nonassessable; and the capital stock or other ownership interests of each such Subsidiary owned by the Company, directly or indirectly, is owned free from liens, encumbrances and defects, except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Company SEC Documents, or as otherwise would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.4                          No Conflict.  Except as set forth on Schedule 3.4, the execution, delivery and performance of this Agreement and the issuance and sale of the Purchased Shares will not result in a breach or violation of any of the terms and provisions of, or constitute, or with the giving of notice or lapse of time, would constitute, a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (i) their respective certificate of formation, limited liability company agreement, limited partnership agreement, charter, or by-laws or similar organizational documents of the Company or any of its Subsidiaries, (ii) other than the expiration or termination of any applicable waiting period under the Antitrust Laws, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties of the Company or any of its Subsidiaries is subject, except in the case of clauses (ii) and (iii) as would not reasonably be expected to have a Material Adverse Effect.

Section 3.5                          Authority.

(a)                                 Each of the Operative Documents has been or will be validly executed and delivered by the Company and, assuming due authorization, execution and delivery by each Purchaser or its Affiliate, as applicable (if either such Purchaser or its Affiliate is a party thereto), constitutes, or will constitute, the legal, valid and binding obligations of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity.

(b)                                 The Purchased Shares have been duly authorized and, when the Purchased Shares have been delivered and paid for in accordance with this Agreement on the Closing Date, such Purchased Shares will be validly issued, fully paid and nonassessable; the stockholders of the Company have no preemptive rights with respect to the Purchased Shares; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. Except as described or disclosed herein, in the Registration Rights Agreement or in the Company SEC Documents there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to register, issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options.

(c)                                  The holders of a majority of the Common Shares have irrevocably provided the Company Stockholder Approval, and no additional stockholder approval or stockholder action is necessary or required for the issuance of the Purchased Shares or the consummation of the transactions contemplated by this Agreement, regardless of any subsequent transfer or disposition of Common Shares; and the holders of the Common Shares that irrevocably provided the Company Stockholder Approval hold a majority of the Common Shares of the Company.

Section 3.6                          Approvals.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement, except (i) such as have been obtained, (ii) where the failure of the Company to obtain or make any such consent, approval, authorization, order, filing or registration would not reasonably be expected to have a Material Adverse Effect, (iii) such as have been made or as may be required under state or foreign securities or “Blue Sky”

laws, (iv) the approval for listing on the NYSE of the Purchased Shares, (v) the filing with the Commission of such reports under the Exchange Act or the Securities Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, including the Information Statement and (vi) the filing of approvals, waivers or consents under Antitrust Laws, and the expiration or termination of the applicable waiting periods thereunder, if necessary.

Section 3.7                          Compliance with Laws.  Neither the Company nor any of its Subsidiaries is in violation of any Law applicable to the Company or its Subsidiaries, except as would not, individually or in the aggregate, have a Material Adverse Effect.  The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.8                          Periodic Reports.  Since June 30, 2015, all forms, registration statements, reports, schedules and statements required to be filed by the Company under the Exchange Act or the Securities Act (all such documents, including the exhibits thereto, prior to the date hereof, collectively the “Company SEC Documents”) have been filed with the Commission on a timely basis.  The Company SEC Documents, including, without limitation, any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Company Financial Statements”), at the time filed (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (b) complied as to form in all material respects with the applicable requirements of the Exchange Act and the Securities Act (and the rules and regulations of the Commission thereunder), as the case may be, (c) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (d) with respect to the Company Financial Statements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (e) with respect to the Company Financial Statements, fairly present (subject in the case of unaudited statements to normal and recurring audit adjustments) in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.  KPMG LLP is an independent registered public accounting firm with respect to the Company and has not resigned or been dismissed as independent registered public accountants of the Company as a result of or in connection with any disagreement with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

Section 3.9                          Accounting and Disclosure Controls.  The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls that are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described or disclosed in the Company SEC Documents, since the date of the most recent balance sheet of the Company and its Subsidiaries reviewed or audited by KPMG LLP, (i) the Company has not been advised of or become aware of (A) any significant deficiencies or material weaknesses in the design or operation of internal controls that could adversely affect the ability of the Company or any of its Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Company and its Subsidiaries have established, maintained and periodically evaluate the effectiveness of “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act).  Such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it will be required to file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

Section 3.10                   Compliance with and Liability Under Environmental Laws.  The Company (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety (to the extent such health and safety relate to exposure to hazardous or toxic substances or wastes, pollutants or contaminants), the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive such required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.  There are no costs or liabilities arising under Environmental Laws with respect to the operations or properties of the Company (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties, compliance with Environmental Laws, any permit, license or approval or any related legal constraints on operating activities, and any potential liabilities of third parties assumed under contract by the Company) that would, individually or in the aggregate, have a Material Adverse Effect.

Section 3.11                   Litigation.  Except as described or disclosed in the Company SEC Documents, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

Section 3.12                   No Material Adverse Effect.  Since December 31, 2015, no event or circumstance has occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

Section 3.13                   FCPA.  Neither the Company nor any of its Subsidiaries nor any director, officer or controlled Affiliate of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any agent or employee of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any Affiliate of the Company or any of its Subsidiaries that is not controlled by or under common control with the Company or any of its Subsidiaries, is aware of, has taken or will take any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

Section 3.14                   Compliance with Money Laundering Laws.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

Section 3.15                   OFAC.  Neither the Company nor any of its Subsidiaries nor any director, officer, employee or Affiliate, nor to the Company’s knowledge, agent, of the Company or any of its Subsidiaries (i) is currently subject to any sanctions administered imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or (ii) will, directly or indirectly, use the proceeds from the issuance of the Purchased Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person in any manner that will result in a violation of any economic sanctions imposed by the United States (including any administered or enforced by OFAC, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) by, or could result in the imposition of Sanctions against, any Person (including any Person participating in the transactions contemplated by this Agreement, whether as advisor, investor or otherwise).

Section 3.16                   Certain Fees.  Other than fees paid to The Goldman Sachs Group, Inc., no fees or commissions are or will be payable by the Company to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Shares or the consummation of the transaction contemplated by this Agreement.  The Company agrees that it will indemnify and hold harmless the Purchasers from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by the Company in connection with the sale of the Purchased Shares or the consummation of the transactions contemplated by this Agreement.

Section 3.17                   No General Solicitation; No Advertising.  The Company has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Purchased Shares by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

Section 3.18                   No Registration Required.  Assuming the accuracy of the representations and warranties of each Purchaser contained in Article IV, the issuance and sale of the Purchased Shares pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Company nor, to the knowledge of the Company, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.19                   No Integration.  Neither the Company nor any of its Affiliates have, directly or indirectly through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or will be integrated with the sale of the Purchased Shares in a manner that would require registration under the Securities Act.

Section 3.20                   Investment Company Status.  The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser hereby represents and warrants to the Company that:

Section 4.1                          Existence.  Such Purchaser is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization, with all requisite power and authority to own, lease, use and operate its Properties and to conduct its business as currently conducted.

Section 4.2                          Authorization, Enforceability.  Such Purchaser has all necessary corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under this Agreement and the Stockholder Agreement and to consummate the transactions contemplated thereby, and the execution, delivery and performance by such Purchaser of this Agreement has been duly authorized by all necessary action on the part of such Purchaser; and this Agreement and the Stockholder Agreement constitute the legal, valid and binding obligations of such Purchaser, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

Section 4.3                          No Breach.  The execution, delivery and performance of this Agreement and the Stockholder Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of such Purchaser, or (c) other than the expiration or termination of any applicable waiting period under the Antitrust Laws, violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the cases of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement and the Stockholder Agreement.

Section 4.4                          Certain Fees.  No fees or commissions are or will be payable by such Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of the Purchased Shares or the consummation of the transaction contemplated by this Agreement.  Such Purchaser agrees that it will indemnify and hold harmless the Company from and against any and all claims, demands, or liabilities for broker’s, finder’s, placement, or other similar fees or commissions incurred by such Purchaser in connection with the purchase of the Purchased Shares or the consummation of the transactions contemplated by this Agreement.

Section 4.5                          Investment.  The Purchased Shares are being acquired for such Purchaser’s own account, not as a nominee or agent, and with no present intention of distributing the Purchased Shares or any part thereof, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States or any state, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Shares under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder).  If such Purchaser should in the future decide to dispose of any of the Purchased Shares, such Purchaser understands and agrees (a) that it may do so only in compliance with the Securities Act and applicable state securities law, as then in effect, including a sale contemplated by any registration statement pursuant to which such securities are being offered, or pursuant to an exemption from the Securities Act, and (b) that stop-transfer instructions to that effect will be in effect with respect to such securities.

Section 4.6                          Nature of Purchaser.

(a)                                 Such Purchaser represents and warrants to the Company that, (a) it is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated by the Commission pursuant to the Securities Act and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Shares, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

(b)                                 Such Purchaser or its Representatives have been furnished with materials relating to the business, finances and operations of the Company and relating to the offer and sale of the Purchased Shares that have been requested by such Purchaser.  Such Purchaser or its Representatives has been afforded the opportunity to ask questions of the Company or its Representatives.  Such Purchaser understands and acknowledges that its purchase of the Purchased Shares involves a high degree of risk and uncertainty.  Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in the Purchased Shares.

Section 4.7                          Restricted Securities.  Such Purchaser understands that the Purchased Shares are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.  In this connection, such Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

Section 4.8                          Reliance Upon such Purchaser’s Representations and Warranties.  Such Purchaser understands and acknowledges that the Purchased Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws, and that the Company is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth in this Agreement in (i) concluding that the issuance and sale of the Purchased Shares is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) determining the applicability of such exemptions and the suitability of such Purchaser to purchase the Purchased Shares.

Section 4.9                          Short Selling.  Such Purchaser has not engaged in any Short Sales involving Common Shares owned by it between the time it first began discussions with the Company about the transaction contemplated by this Agreement and the date of execution of this Agreement.

Section 4.10                   Legend; Restrictive Notation.  Such Purchaser understands that the book-entry account maintained by the transfer agent evidencing ownership of the Purchased Shares will bear the following legend or restrictive notation:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND WERE OFFERED AND SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS PURSUANT TO REGISTRATION OR EXEMPTION FROM REGISTRATION REQUIREMENTS THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE ISSUER HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.”

Section 4.11                   Company Information.  Such Purchaser acknowledges and agrees that the Company has provided or made available to such Purchaser (through EDGAR, the Company’s website or otherwise) all Company SEC Documents, as well as all press releases or investor presentations issued by the Company through the date of this Agreement that are included in a filing by the Company on Form 8-K or clearly posted on the Company’s website.

ARTICLE V

COVENANTS

Section 5.1                          Taking of Necessary Action; Certain Filings.

(a)                                 Each of the parties hereto shall use its reasonable best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions between the Company and the Purchasers contemplated by this Agreement related specifically to the acquisition of the Purchased Shares.  Without limiting the foregoing, each of the Company and each Purchaser shall use its reasonable best efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the other parties, as the case may be, advisable for the consummation of the transactions contemplated by the Operative Documents. Each Purchaser agrees that its trading activities, if any, with respect to Company’s securities will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the NYSE.

(b)                                 Promptly following the execution of this Agreement, (i) no later than two (2) Business Days following the execution and delivery of this Agreement by the parties hereto, each Purchaser shall notify the Company whether its acquisition of the Purchased Shares is subject to any notification or filing under the Antitrust laws and (ii) no later than ten (10) Business Days following the execution and delivery of this Agreement by the parties hereto, the Purchasers (and, where required, the Company) will proceed to prepare and file all notifications required under Antitrust Laws with the applicable Governmental Authorities with respect to the transactions contemplated in the Operative Documents, along with such additional reports or notifications as may be required in connection with this Agreement under Antitrust Laws and diligently and expeditiously prosecute the same.  Each party shall request early termination of the applicable waiting period.  The Company and each Purchaser will furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filing or submission which is required under any such Antitrust Law, and will cooperate with each other in the prosecution of all filings, requests, reports or notifications thereunder, provided, however, that nothing in this Section 5.1(b) shall require either party to provide to the other party any information covered by the attorney-client, work product or other applicable privileges absent the entry of a mutually agreeable joint defense agreement.  The Company and each Purchaser will keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Authority.

(c)                                  From the date of this Agreement through the later of the date of receipt of all clearances and approvals and the date of expiration or termination of the required waiting period, if any, under any applicable Antitrust Law, the parties to this Agreement agree to cooperate with each other in obtaining clearance, approval, or the expiration of the required waiting period under any applicable Antitrust Law.

(d)                                 Notwithstanding the foregoing, nothing in this Section 5.1 shall require, or be construed to require, the Company or any of its Affiliates to agree to (i) sell, hold, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interests of the Company or any of its Affiliates; (ii) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests; or (iii) any material modification or waiver of the terms and conditions of this Agreement.

Section 5.2                          Information Statement.  As soon as practicable, and no later than ten (10) Business Days following the execution and delivery of this Agreement by the parties hereto, the Company shall prepare and file with the Commission, in preliminary form, an information statement of the type contemplated by Rule 14c-2 promulgated under the Exchange Act related to this Agreement and the issuance of the Purchased Shares pursuant hereto (such information statement, including any amendment or supplement thereto, the “Information Statement”). The Company and each Purchaser will cooperate with each other in the preparation of the Information Statement. Without limiting the generality of the foregoing, each Purchaser will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Information Statement. The Company shall use its reasonable best efforts to resolve all Commission comments with respect to the Information Statement as promptly as reasonably practicable after receipt thereof and to have the Information Statement cleared by the Staff of the Commission as promptly as reasonably practicable after such filing. If at any time any information relating to the Company or any Purchaser, or any of their respective Affiliates, should be discovered by the Company or such Purchaser that should be set forth in an amendment or supplement to the Information Statement so that the Information Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be promptly filed with the Commission and, to the extent required by Law, disseminated to the stockholders of the Company entitled to notice thereof. Promptly after the Information Statement has been cleared by the Commission, in accordance with Rule 14c-2 promulgated under the Exchange Act and Section 228(e) of the DGCL, the Company shall promptly file the Information Statement with the Commission in definitive form, substantially in the form previously cleared or filed with the Commission, as the case may be, and provide a copy of the Information Statement to its stockholders that are entitled to notice thereof.

Section 5.3                          Expenses.  If the Closing occurs, the Company shall pay all of the reasonable fees and expenses of legal counsel incurred by the Purchasers in connection with the negotiation and consummation of this Agreement and the transactions contemplated hereby, in an amount up to a maximum of $750,000. Such costs and expenses shall be reimbursed by the Company promptly following a request for such reimbursement and delivery of documents evidencing the incurrence of such costs and expenses.

ARTICLE VI

INDEMNIFICATION

Section 6.1                          Indemnification by the Company.  The Company agrees to indemnify the Purchasers and their Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses (collectively, “Losses”) incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Company contained herein, provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of such representations or warranties.  Notwithstanding anything herein to the contrary, the Company’s aggregate liability for Losses under this Section 6.1 shall not exceed the aggregate purchase price for the Purchased Shares under this Agreement.

Section 6.2                          Indemnification by the Purchaser.  The Purchasers, jointly and severally, agree to indemnify the Company and its Representatives (collectively, “Company Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all Losses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of any Purchaser contained herein, provided that such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties. Notwithstanding anything herein to the contrary, the Purchasers’ aggregate liability for Losses under this Section 6.2 shall not exceed the aggregate purchase price for the Purchased Shares under this Agreement.

Section 6.3                          Indemnification Procedure.  Promptly after any Company Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third Person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (a) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (b) if (i) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (ii) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.  Notwithstanding anything herein to the contrary, in no event shall any Indemnifying Party be entitled to recover under Section 6.1 or Section 6.2 (i) any special, indirect, exemplary, incidental, lost profits, speculative or punitive damages or (ii) in connection with a breach of a representation, warranty or covenant, damages that are not the reasonably foreseeable consequence of the breach of such representation, warranty or covenant; provided, however, that such limitations shall not prevent an Indemnifying Party from recovering under Section 6.1 or Section 6.2 for any such damages to the extent that such damages are direct damages in the form of diminution in value or are actually recovered by any third party in connection with any Losses that are indemnified under Section 6.1 or Section 6.2.

ARTICLE VII

MISCELLANEOUS

Section 7.1                          Interpretation.  Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under the Operative Documents, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by any Purchaser, such action shall be in such Purchaser’s sole discretion unless otherwise specified in this Agreement.  If any provision in the Operative Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Operative Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Operative Documents, and the remaining provisions shall remain in full force and effect.   The Operative Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 7.2                          Survival of Provisions.  (a) The representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 4.1 and 4.2 shall survive for thirty (30) days following the maximum period permitted by any applicable statute of limitations, (b) the representations and warranties set forth in Sections 3.7, 3.10, 3.11, 3.12, 4.3, 4.4 and 4.9 and the covenants contained in this Agreement shall survive for a period of twelve (12) months following the Closing Date regardless of any investigation made by or on behalf of the Company or any Purchaser and (c) all other representations and warranties set forth in Article III and Article IV shall expire at the Closing. Notwithstanding anything to the contrary herein, any claim for indemnification in respect of any breach of any representation, warranty, covenant or agreement contained herein or in respect of any other indemnifiable matter hereunder that is made in writing in accordance with the terms of Article VI on or prior to the applicable survival date set forth in this Section 7.2 shall survive the period set forth in this Section 7.2 until the final resolution thereof.

Section 7.3                          No Waiver; Modifications in Writing.

(a)                                 Delay.  No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b)                                 Amendments and Waivers.  Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Operative Document shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination.  Any amendment, supplement or modification of or to any provision of this Agreement or any other Operative Document, any waiver of any provision of this Agreement or any other Operative Document, and any consent to any departure by the Company from the terms of any provision of this Agreement or any other Operative Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

Section 7.4                          Binding Effect; Assignment.

(a)                                 Binding Effect.  This Agreement shall be binding upon the Company, the Purchasers, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b)                                 Assignment of Rights.  All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to any Affiliate of such Purchaser without the consent of the Company by delivery of an agreement to be bound and a revised Schedule A and Allocation Schedule, if applicable.  No portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to a non-Affiliate without the written consent of the Company.  No portion of the rights and obligations of the Company under this Agreement may be transferred by the Company without the written consent of the Purchasers purchasing a majority of the Purchased Shares set forth on Schedule A (which consent shall not be unreasonably withheld).

Section 7.5                          Communications.  All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)                                 If to any Purchaser:

Ares Management LLC

2000 Avenue of the Stars, 12th Floor

Los Angeles, California 90067

Attention Nathan Walton and Naseem Sagati

Facsimile: (310) 432-8701

Email:  walton@aresmgmt.com

nsagati@aresmgmt.com

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

600 Travis Street, Suite 3300

Houston, Texas  77002

Attention:  Matthew R. Pacey, P.C. and

Lucas E. Spivey

Facsimile: (713) 835-3601

Email:  matt.pacey@kirkland.com

lucas.spivey@kirkland.com

(b)                                 If to Clayton Williams Energy, Inc.:

Six Desta Drive
Suite 6500
Midland, TX 79705
Attention: Mel G. Riggs
Facsimile: (432) 688-3247

with a copy to:

Vinson & Elkins L.L.P.
2801 Via Fortuna
Suite 100
Austin, TX 78746
Attention: Milam F. Newby
Facsimile: (512) 542-8612

or to such other address as the Company or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 7.6                          Entire Agreement.  This Agreement, the other Operative Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Operative Documents with respect to the rights granted by the Company or any of its Affiliates or any Purchaser or any of its Affiliates set forth herein or therein.  This Agreement, the other Operative Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 7.7                          Governing Law; Waiver of Trial by Jury.  This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflicts of laws.  Any action against any party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 7.8                          Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts,

each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 7.9                          Termination.

(a)                                 Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate at any time at or prior to the Closing if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal.

(b)                                 Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time by any Purchaser (with respect to the obligations of such Purchaser) or the Company, upon written notice to the other party, if the Closing shall not have occurred on or before October 20, 2016 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 7.11(b) shall not be available to any party whose (i) breach of any provision of this Agreement, (ii) failure to comply with their obligations under this Agreement or (iii) actions not taken in good faith, shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to the Outside Date or the failure of a condition in Section 2.3 or Section 2.4 to be satisfied at such time;

(c)                                  In the event of the termination of this Agreement as provided in this Section 7.11, (1) this Agreement shall forthwith become null and void and (2) there shall be no liability on the part of any party hereto, except with respect to the requirement to comply with any confidentiality agreement in favor of the Company; provided that nothing herein shall relieve any party from any liability or obligation with respect to any willful breach of this Agreement.

Section 7.10                   Recapitalization, Exchanges, Etc. Affecting the Common Shares.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Common Shares, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement and prior to the Closing.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

CLAYTON WILLIAMS ENERGY, INC.

By:	/s/ Michael L. Pollard
	Name:	Michael L. Pollard
	Title:	Senior Vice President

Signature Page to

Common Stock Purchase Agreement

Purchaser:

AF IV ENERGY AIV A1, L.P.

By:	/s/ Nathan W. Walton
	Name:	Nathan W. Walton
	Title:	Authorized Signatory

Signature Page to

Common Stock Purchase Agreement

Purchaser:

AF IV ENERGY AIV A2, L.P.

By:	/s/ Nathan W. Walton
	Name:	Nathan W. Walton
	Title:	Authorized Signatory

Signature Page to

Common Stock Purchase Agreement

Purchaser:

AF IV ENERGY AIV A3, L.P.

By:	/s/ Nathan W. Walton
	Name:	Nathan W. Walton
	Title:	Authorized Signatory

Signature Page to

Common Stock Purchase Agreement

Purchaser:

AF IV ENERGY AIV A4, L.P.

By:	/s/ Nathan W. Walton
	Name:	Nathan W. Walton
	Title:	Authorized Signatory

Signature Page to

Common Stock Purchase Agreement

Purchaser:

AF IV ENERGY AIV A5, L.P.

By:	/s/ Nathan W. Walton
	Name:	Nathan W. Walton
	Title:	Authorized Signatory

Signature Page to

Common Stock Purchase Agreement

Purchaser:

AF IV ENERGY AIV A6, L.P.

By:	/s/ Nathan W. Walton
	Name:	Nathan W. Walton
	Title:	Authorized Signatory

Signature Page to

Common Stock Purchase Agreement

Purchaser:

AF IV ENERGY AIV A7, L.P.

By:	/s/ Nathan W. Walton
	Name:	Nathan W. Walton
	Title:	Authorized Signatory

Signature Page to

Common Stock Purchase Agreement

Purchaser:

AF IV ENERGY AIV A8, L.P.

By:	/s/ Nathan W. Walton
	Name:	Nathan W. Walton
	Title:	Authorized Signatory

Signature Page to

Common Stock Purchase Agreement

Purchaser:

AF IV ENERGY AIV A9, L.P.

By:	/s/ Nathan W. Walton
	Name:	Nathan W. Walton
	Title:	Authorized Signatory

Signature Page to

Common Stock Purchase Agreement

Purchaser:

AF IV ENERGY AIV A10, L.P.

By:	/s/ Nathan W. Walton
	Name:	Nathan W. Walton
	Title:	Authorized Signatory

Signature Page to

Common Stock Purchase Agreement

Purchaser:

AF IV ENERGY AIV A11, L.P.

By:	/s/ Nathan W. Walton
	Name:	Nathan W. Walton
	Title:	Authorized Signatory

Signature Page to

Common Stock Purchase Agreement

Purchaser:

AF IV ENERGY AIV B1, L.P.

By:	/s/ Nathan W. Walton
	Name:	Nathan W. Walton
	Title:	Authorized Signatory

Signature Page to

Common Stock Purchase Agreement

Purchaser:

AF IV (U), L.P.

By:	AF IV Energy AIV GP, L.P., its general partner

By:	/s/ Nathan W. Walton
	Name:	Nathan W. Walton
	Title:	Authorized Signatory

Signature Page to

Common Stock Purchase Agreement

Schedule A — List of Purchasers and Aggregate Commitment Amounts

Purchaser	Aggregate Shares of Common Stock	Aggregate Purchase Price

AF IV Energy AIV A1, L.P.
AF IV Energy AIV A2, L.P.
AF IV Energy AIV A3, L.P.
AF IV Energy AIV A4, L.P.
AF IV Energy AIV A5, L.P.
AF IV Energy AIV A6, L.P.
AF IV Energy AIV A7, L.P.
AF IV Energy AIV A8, L.P.
AF IV Energy AIV A9, L.P.
AF IV Energy AIV A10, L.P.
AF IV Energy AIV A11, L.P.
AF IV Energy AIV B1, L.P.
AF IV (U), L.P.

Total:	5,051,100	$150,000,000

Schedule B — Subsidiaries

•                  Warrior Gas Co., a Texas corporation, which has a wholly owned subsidiary, Clajon Industrial Gas, Inc., a Texas corporation

•                  Clayton Williams Trading Company, a Texas corporation

•                  CWEI Aviation, Inc., a Texas corporation

•                  CWEI Acquisitions, Inc., a Delaware corporation

•                  Clayton Williams Pipeline Corporation (formerly Clayton Williams Midland, Inc.), a Delaware corporation

•                  CWEI Romere Pass Acquisition Corp., a Delaware corporation, which is the sole member of Romere Pass Acquisition, L.L.C. (formerly Romere Pass Acquisition Corp.)

•                  Warrior Mississippi Corporation, a Delaware corporation

•                  Southwest Royalties, Inc., a Delaware corporation, which has three wholly owned subsidiaries, Blue Heel Company, a Delaware corporation, Tex-Hal Partners, Inc., a Delaware corporation and SWR VPP, LLC, a Texas limited liability company

•                  West Coast Energy Properties GP, LLC, a Texas limited liability company

•                  Desta Drilling GP, LLC, a Texas limited liability company

•                  CWEI Partners GP, LLC, a Delaware corporation, which has a wholly owned subsidiary, CWEI Partners Operating, LLC

•                  CWEI Andrews Properties GP, LLC, a Delaware corporation

Exhibit A

Form of Stockholder Agreement

[See attached.]

Execution Version

STOCKHOLDER AGREEMENT

This STOCKHOLDER AGREEMENT (this “Agreement”), dated as of [      ], 2016, is entered into by and between Clayton Williams Energy, Inc., a Delaware corporation (the “Company”), and Ares Management LLC (“Ares”) on behalf of the entities listed on Exhibit A hereto (collectively, the “Stockholders”).

RECITALS

WHEREAS, simultaneously in connection herewith, the Stockholders and/or certain of their Affiliates are purchasing shares of Common Stock (as defined below) pursuant to the closing of the transactions contemplated by that certain Common Stock Purchase Agreement, dated July [22], 2016, by and between the Company and the Stockholders (the “SPA”); and

WHEREAS, in connection with, and effective upon, the closing of the transactions contemplated by the SPA, the Company and the Stockholders wish to set forth certain understandings between such parties with respect to certain corporate governance matters.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1            Certain Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of a specified Person is a Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Person specified. For the avoidance of doubt, for purposes of this Agreement, the Company shall not be deemed an Affiliate of Ares or the Stockholders, and shall not be deemed a member of the Stockholder Group.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Board” means the Board of Directors of the Company.

“Business Days” means any day except Saturday, Sunday and any day on which banking institutions in New York, New York generally are closed as a result of federal, state or local holiday.

“Certificate of Designation” has the meaning set forth in Section 2.1(a) of this Agreement.

“Common Stock” means the common stock, par value $0.10 per share, of the Company.

“Company” has the meaning set forth in the preamble to this Agreement.

“Control” (including the terms “Controlling,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to (a) direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and (b) vote 10% or more of the securities having ordinary voting power for the election of directors of a Person.

“Credit Agreement” means that certain Credit Agreement dated as of March 8, 2016, among the Company, certain subsidiaries of the Company, as guarantors, certain affiliates of the Stockholders and the other financial institutions party thereto from time to time, as lenders, and Wilmington Trust, National Association, as administrative agent, as amended in connection with the transactions contemplated by the SPA and as it may be amended from time to time thereafter.

“Equity Offering” has the meaning set forth in Section 2.3 of this Agreement.

“Equity Securities” means any equity securities of the Company or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, any equity securities of the Company; provided, however, that “Equity Securities” shall not include the Preferred Stock.

“Fully Diluted Basis” has the meaning set forth in Section 2.2 of this Agreement.

“Necessary Action” shall mean, with respect to a specified result, all actions (to the extent such actions are permitted by applicable law and, in the case of any action by the Company that requires a vote or other action on the part of the Board, to the extent such action is consistent with the fiduciary duties that the Company’s directors may have in such capacity) necessary to cause such result, including, to the extent applicable, (i) including each Stockholder Director in the Board’s slate of nominees to the stockholders for each election of directors, (ii) including each Stockholder Director in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Board with respect to the election of members of the Board, (iii) not nominating any candidate for the slate of nominees for each election of directors in opposition to the election of a Stockholder Director, (iv) causing the adoption of stockholders’ resolutions and amendments to the organizational documents of the Company, (v) executing agreements and instruments and (vi) making or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Nominating and Governance Committee” has the meaning set forth in Section 2.1(a) of this Agreement.

“NYSE” means The New York Stock Exchange, Inc.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof or other entity, and also includes any managed investment account.

“Preferred Stock” has the meaning set forth in Section 2.1(a) of this Agreement.

“Proceeding” has the meaning set forth in Section 4.7 of this Agreement.

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“Qualification Requirement” has the meaning set forth in Section 2.1(a) of this Agreement.

“Registration Statement” has the meaning set forth in Section 2.3 of this Agreement.

“Resignation Notice” has the meaning set forth in Section 2.1(d) of this Agreement.

“Selected Courts” has the meaning set forth in Section 4.7 of this Agreement.

“SPA” has the meaning set forth in the Recitals.

“Stockholders” has the meaning set forth in the preamble to this Agreement.

“Stockholder Director” has the meaning set forth in Section 2.1(a) of this Agreement.

“Stockholder Group” means Ares, the Stockholders and their respective Controlled Affiliates (but shall not include any portfolio companies that are owned in whole or part by Ares, its Affiliated investment managers and funds or accounts managed by any of them; except that any portfolio companies that are deemed to constitute a group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder) with the Stockholders with respect to ownership of securities of the Company shall be included).

Section 1.2            Rules of Construction. Unless the context otherwise requires:

(a)           References in the singular or to “him,” “her,” “it,” “itself” or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be;

(b)           References to Articles and Sections shall refer to articles and sections of this Agreement, unless otherwise specified;

(c)           The headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof;

(d)           This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused this Agreement to be drafted; and

(e)           References to “including” in this Agreement shall mean “including, without limitation,” whether or not so specified.

ARTICLE II
GOVERNANCE MATTERS

Section 2.1            Designees.

(a)           The Company and the Stockholders shall take all Necessary Action to cause the Board to consist of nine members and to cause one of such members to consist of the nominee designated by the Stockholders hereunder (the “Stockholder Director”); provided, that the Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”) may choose not to nominate a Stockholder Director if it determines such person is not a suitable candidate for membership on the Board or if the election of such candidate to the Board would result in the Board failing to comply

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with any rule or regulation of the Commission or any national securities exchange on which the Company’s Common Stock is listed or admitted to trading, and if the Nominating and Governance Committee so chooses not to nominate a Stockholder Director, then the Stockholders may designate a replacement director nominee until a Stockholder Director that is a suitable candidate, as determined by the Nominating and Governance Committee, is nominated.  The Nominating and Governance Committee shall take all Necessary Action to ensure that the Stockholders are able to designate a member to the Board pursuant to this Section 2.1(a).  The designation rights in this Section 2.1(a) shall be separate and in addition to any rights to designate, appoint or elect a member of the Board pursuant to the Certificate of Designation (the “Certificate of Designation”) for the Company’s Special Voting Preferred Stock (the “Preferred Stock”).  A nominee shall not be eligible to serve as a Stockholder Director if such nominee is prohibited from serving as a director pursuant to any applicable law (including, without limitation, the Securities and Exchange Act of 1934, as amended, and the Clayton Antitrust Act of 1914, as amended) or rule or regulation of the Commission or any national securities exchange on which the Company’s Common Stock is listed or admitted to trading (the “Qualification Requirement”).   For the avoidance of doubt, the number of Stockholder Directors serving on the Board at any given time shall never exceed one.

(b)           Subject to the other provisions of this Section 2.1, the Stockholder Director designated by the Stockholders and elected as a member of the Board shall serve as the Stockholder Director until the expiration of his or her term of office, and in such case the Stockholders may designate a successor Stockholder Director in accordance with Section 2.1(a) hereof upon prompt written notice to the Company; provided, that the Stockholders must provide the Company with a reasonable opportunity for the Board and the Nominating and Governance Committee thereof to determine compliance with the provisions of Section 2.1(a) hereof.

(c)           In the event that the Stockholder Director fails to satisfy the Qualification Requirement, the Stockholders agree promptly upon (and in any event within five Business Days following) receipt of a written request from the Company (a “Resignation Notice”), to cause the Stockholder Director who at any given time is disqualified from serving on the Board pursuant to this Section 2.1(c), to resign from the Board and any applicable committee thereof effective immediately or to cause such Stockholder Director to be removed from the Board in accordance with Section 2.1(d).

(d)           In the event of the resignation, death or removal (for cause or otherwise) of any Stockholder Director from the Board, the Stockholders shall have the right for the ensuing 90 days, or such longer period as agreed to by the Board, subject to the other provisions of this Section 2.1, to designate a successor Stockholder Director to the Board to fill the resulting vacancy on the Board (and any applicable committee thereof). In the event that the Stockholders fail to designate a director to fill the resulting vacancy on the Board in accordance with the time periods set forth in the preceding sentence, the Board, upon recommendation from the Nominating and Governance Committee, shall have the right to retain the resulting vacancy on the Board or designate an individual recommended by the Nominating and Governance Committee to fill such vacancy, in each case until the Stockholders designate a successor Stockholder Director to the Board to fill the resulting vacancy on the Board (and any applicable committee thereof).  In the event that such vacancy has been filled by the Board, the Company shall take Necessary Action to cause the individual designated by the Board to fill the resulting vacancy to resign from the Board, and the Stockholders shall have the right to designate a successor Stockholder Director to fill the vacancy resulting from such resignation in accordance with the first sentence of this Section 2.1(d).

Section 2.2            Ownership by the Stockholder Group.  Ares and the Stockholders shall not, and shall cause each other member of the Stockholder Group not to, directly or indirectly, acquire or otherwise come to own any additional Common Stock if any such acquisition or other ownership of

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Common Stock would result in the Stockholder Group Beneficially Owning more than forty-five percent (45%) of the Equity Securities calculated on a Fully Diluted Basis.  A calculation made on a “Fully Diluted Basis” means (x) the numerator shall be equal to the number of all of the issued and outstanding Equity Securities Beneficially Owned by the Stockholder Group, including the maximum number of shares of Common Stock issuable assuming full exercise of warrants of the Company owned by any member of the Stockholder Group, and (y) the denominator shall be equal to the number of all of the issued and outstanding Common Stock of the Company plus the maximum number of shares of Common Stock issuable assuming full exercise of warrants of the Company owned by any member of the Stockholder Group.

Section 2.3            Ability to Pursue Registrations and Equity Offerings.  At any time after the closing of the transactions contemplated by the SPA, the Company may undertake to prepare and file with the Securities and Exchange Commission and cause to become and remain effective one or more registration statements under the Securities Act of 1933, as amended, registering the offering and sale of securities (a “Registration Statement”) and commence one or more equity offerings (an “Equity Offering”) in an amount as determined by the Board.  Ares and the Stockholders shall not, and shall cause each other member of the Stockholder Group not to, take any affirmative action to prevent, hinder or delay any such Registration Statement or Equity Offering.  Notwithstanding the foregoing, the Stockholders retain the right to vote against any Equity Offering if a shareholder vote is sought, and this Section 2.3 shall not require any member of the Board designated, elected or appointed by the Stockholders to act in a manner that is inconsistent with its fiduciary duties as a member of the Board.

Section 2.4            Related Party Transactions.  Any material transaction between the Company and any member of the Stockholder Group that is deemed to be a related party transaction shall require the approval of a majority of the Board members which were not elected, appointed or designated by any member of the Stockholder Group or approval from a majority of the stockholders of the Company (excluding any member of the Stockholder Group for purposes of any such vote or approval).  A related party transaction pursuant to this Section 2.4 shall be deemed to be “material” if the value of such transaction is equal to or greater than five percent (5%) of the consolidated assets of the Company (based on the then most recent quarterly balance sheet of the Company).

Section 2.5            Reimbursement of Expenses.  The Company shall reimburse each Stockholder Director for all reasonable and documented out-of-pocket expenses incurred in connection with such Stockholder Director’s participation in the meetings of the Board or any committee of the Board, including all reasonable and documented travel, lodging and meal expenses, consistent with the Company’s expense reimbursement policies that apply to other non-management directors serving on the Board.

Section 2.6            D&O Insurance.  The Company shall use its best efforts to maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to the Board.

ARTICLE III

EFFECTIVENESS AND TERMINATION

Section 3.1            Termination.  This Agreement shall terminate upon the earlier to occur of (a) such time as the Stockholder Group no longer Beneficially Owns 30% of the Equity Securities (calculated on a Fully Diluted Basis), (b) written agreement of the parties hereto to terminate this Agreement (provided that no such agreement by the Company shall be effective unless approved by a majority of the

5

members of the Board who are not elected, appointed or designated by the Stockholders or any member of the Stockholder Group (including any director elected by holders of the Preferred Stock pursuant to the Certificate of Designation)), and (c) solely with respect to the Stockholders’ designation rights under Section 2.1, the delivery of written notice to the Company by the Stockholders, requesting the termination of its designation rights under Section 2.1.  The agreements of the parties hereto under Section 2.2 shall survive the termination of this Agreement until the time that (A) both (i) the Stockholder Group no longer Beneficially Owns 20% of the Equity Securities (calculated on a Fully Diluted Basis) and (ii) (x) the Credit Agreement has been terminated or (y) there are no longer any loans outstanding or other amounts owed to Ares or its Affiliates under the Credit Agreement; or (B) the Company has filed for bankruptcy.

ARTICLE IV
MISCELLANEOUS

Section 4.1                                    Notices.  All notices, requests, consents and other communications hereunder to any party shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier or mailed by registered or certified mail to such party at the address set forth below (or such other address as shall be specified by like notice). Notices will be deemed to have been given hereunder when personally delivered, one calendar day after deposit with a nationally recognized overnight courier and five calendar days after deposit in U.S. mail.

(a)                                 if to the Company, to:

Clayton Williams Energy, Inc.

Six Desta Drive, Suite 6500

Midland, Texas  79705

Fax: (432) 688-3247

Attention: General Counsel

with a copy to:

Vinson & Elkins LLP

2801 Via Fortuna, Suite 100

Austin, Texas  78746

Fax: (512) 236-3240

Attention: Milam F. Newby

(b)                                 if to the Stockholders, to:

Ares Management LLC

2000 Avenue of the Stars, 12th Floor

Los Angeles, California  90067

Attention: General Counsel

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with a copy to:

Kirkland & Ellis LLP

600 Travis Street, Suite 3300

Houston, Texas 77002

Fax: (713) 835-3601

Attention: Matthew R. Pacey, P.C.

Lucas E. Spivey

Section 4.2                                    Severability.  The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 4.3                                    Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be considered one and the same agreement.

Section 4.4                                    Entire Agreement; No Third Party Beneficiaries.  This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

Section 4.5                                    Further Assurances.  Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other parties hereto to give effect to and carry out the transactions contemplated herein.

Section 4.6                                    Governing Law; Equitable Remedies.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

Section 4.7                                    Consent To Jurisdiction.  With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement, each of the parties hereto hereby irrevocably (a) submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the United States District Court for the District of Delaware and the appellate courts therefrom (the “Selected

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Courts”) and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; provided, however, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or the Stockholders at their addresses referred to in Section 4.1 hereof; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT AND TO HAVE ALL MATTERS RELATING TO THIS AGREEMENT BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 4.8                                    Amendments; Waivers.

(a)                                 No provision of this Agreement may be amended or waived unless such amendment or waiver is (i) in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by each of the parties against whom the waiver is to be effective and (ii) approved by a majority of the members of the Board that are not elected, appointed or designated by the Stockholders or any member of the Stockholder Group (including any director elected by holders of the Preferred Stock pursuant to the Certificate of Designation).

(b)                                 No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 4.9                                    Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that the Stockholders may assign any of their respective rights hereunder to any of their respective Affiliates. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

CLAYTON WILLIAMS ENERGY, INC.

Name:
Title:

ARES MANAGEMENT LLC

Name:
Title:

Exhibit A

Stockholders

AF IV Energy AIV A1, L.P.

AF IV Energy AIV A2, L.P.

AF IV Energy AIV A3, L.P.

AF IV Energy AIV A4, L.P.

AF IV Energy AIV A5, L.P.

AF IV Energy AIV A6, L.P.

AF IV Energy AIV A7, L.P.

AF IV Energy AIV A8, L.P.

AF IV Energy AIV A9, L.P.

AF IV Energy AIV A10, L.P.

AF IV Energy AIV A11, L.P.

AF IV Energy AIV B1, L.P.

AF IV (U), L.P.

Exhibit B

Form of Opinion of Company Counsel

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Common Stock Purchase Agreement (the “Purchase Agreement”). On or prior to the Closing Date, the Company shall furnish to the Purchasers, an opinion of Vinson & Elkins L.L.P., counsel for the Company, dated the Closing Date, stating that:

(a)                                 The Company is validly existing as a corporation and in good standing under the laws of the State of Delaware, with the corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct the businesses in which it is currently engaged;

(b)                                 The Purchased Shares have been duly authorized in accordance with the Company’s Second Amended and Restated Certificate of Incorporation and the Bylaws of the Company and, when issued and delivered by the Company to the Purchasers upon payment therefor in accordance with the Purchase Agreement, will be validly issued, fully paid and non-assessable;

(c)                                  Except as described in any Company SEC Document, the equity holders of the Company have no preemptive rights with respect to the Common Shares under federal law, the DGCL or any agreement filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 or any Current Report or Quarterly Report filed thereafter to which the Company is a party or by which the Company may be bound;

(d)                                 Each of the the Purchase Agreement and the Stockholder Agreement has been duly authorized, executed and delivered by the Company; assuming the due authorization, execution and delivery by the Company, the Purchase Agreement and the Stockholder Agreement constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith;

(e)                                  The offering, issuance and sale of the Purchased Shares, the execution, delivery and performance of the Purchase Agreement and the Stockholder Agreement by the Company, the consummation of the transactions contemplated by the Purchase Agreement or the Stockholder Agreement and the application of the proceeds from the sale of the Purchased Shares, in each case, do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any Lien upon any property or assets of the Company pursuant to (1) the Second Amended and Restated Certificate of Incorporation or the Bylaws of the Company, (2) the DGCL or applicable U.S. federal law or any order, judgment, decree or injunction known to us of any U.S. federal or Delaware court or governmental agency or body having jurisdiction over the Company or any of its properties in a proceeding in which it or its properties is a party or (3) any agreement or instrument listed on Annex A hereto; except in the case of clauses (2) and (3) for such breaches, violations, defaults and Liens as would not, individually or in the aggregate, have a Material Adverse Effect, it being understood with respect to clause (2) above, we express no opinion as to the application of any federal or state securities or “Blue Sky” laws or federal or state antifraud laws, rules or regulations;

(f)                                   No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company in connection with the transfer of the Purchased Shares or the execution, delivery and performance by the Company of the Purchase Agreement and the Stockholder Agreement, except (1) such as have been obtained, (2) where the failure of the Company to obtain or make any such consent, approval, authorization, order, filing or registration would not reasonably be expected to have a Material Adverse Effect, (3) such as have been made or as may be required under state or foreign securities or “Blue Sky” laws, as to which we express no opinion, and (4) the filing with the Commission of such reports under the Exchange Act or the Securities Act as may be required in connection with the Purchase Agreement and the transactions contemplated by the Purchase Agreement, including the Information Statement; and

(g)                                  Assuming the accuracy of the representations and warranties of each of the Purchasers and the Company contained in the Purchase Agreement, the sale and issuance of the Purchased Shares by the Company to the Purchasers solely in the manner contemplated by the Purchase Agreement are exempt from the registration requirements of the Securities Act; provided, that, we express no opinion as to any subsequent sale or resale.

(h)                                 The Company is not now and, after giving effect to the issuance and sale of the Purchased Shares by the Company and the applications of the proceeds therefrom, the Company will not be required to register as an “investment company” within the meaning of the Investment Company Act.